Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in Amendment No. 1 to Registration Statement No. 333-52244 on Form S-6 of our report dated February 9, 2001 relating to the statements of condition of the New Jersey Insured Portfolio and New York Insured Portfolio of Municipal Investment Trust Fund, Multistate Series—420, Defined Asset Funds and to the reference to us under the heading "How the Fund Works—Auditors" in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
 New York, NY
February 9, 2001